INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of this ___ day of ___________, 2009, by and between SSGI, Inc., a Florida corporation (the “Corporation”), and ___________, a ______ resident (“Indemnitee”).

RECITALS

A.           Competent and experienced persons are reluctant to serve or to continue to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of those corporations.

B.           The current uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experienced persons.

C.           The Board of Directors of the Corporation has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons, that this situation is detrimental to the best interests of the Corporation’s shareholders, and that the Corporation should act to assure its directors and officers that there will be increased certainty of adequate protection in the future.

D.           The Articles of Incorporation permit the Corporation to indemnify its directors and officers to the fullest extent permitted by law.

E.           It is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Corporation.

F.           Indemnitee is willing to serve, continue to serve, and to take on additional services for or on behalf of the Corporation on the condition that he be indemnified to the fullest extent permitted by law.

G.           Concurrently with the execution of this Agreement, Indemnitee is agreeing to serve or to continue to serve as a director or officer of the Corporation.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee’s agreement to serve as a director or officer of the Corporation, and the covenants contained in this Agreement, the Corporation and Indemnitee hereby covenant and agree as follows:

1.            Certain Definitions.

(a)           Acquiring Person:   shall mean any Person other than (i) the Corporation, (ii) any of the Corporation’s Subsidiaries, (iii) any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

(b)           Change in Control:  shall be deemed to have occurred if:

(i)           any Acquiring Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Corporation; or

(ii)           members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors of the Corporation; or

(iii)           after the Corporation has become a reporting Corporation under the Exchange Act, a public announcement is made of a tender or exchange offer by any Acquiring Person for fifty percent or more of the then outstanding Voting Securities of the Corporation, and the Board of Directors of the Corporation approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; or

(iv)           the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of the Corporation), other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

(v)           the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale, or disposition of all or substantially all the Corporation’s assets in one transaction or a series of related transactions to a Subsidiary of the Corporation or any other corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

(c)           Expenses:  shall mean all costs, expenses (including attorneys’ and expert witnesses’ fees), and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Proceeding relating to any Indemnifiable Event.

(d)           Incumbent Board:  shall mean individuals who, as of July 10, 2009, constitute the Board of Directors of the Corporation and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

(e)           Indemnifiable Event:  shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.  For purposes of this Agreement, the Corporation agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Corporation shall be deemed to be at the request of the Corporation.

(f)           Independent Legal Counsel:  shall mean special, independent counsel selected (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to the relevant Proceeding, or, if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors of the Corporation (in which directors who are parties to such Proceeding may participate) consisting solely of two or more directors not at the time parties to such Proceeding, or (ii) if, under subsection (i) above, a quorum of directors cannot be obtained and the committee cannot be designated, by a majority vote of the full Board of Directors of the Corporation (in which directors who are parties to such Proceeding may participate).

(g)           Person:  shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust, or other entity.  A Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, limited liability company, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Corporation with such Person, shall be deemed a single “Person”.

(h)           Potential Change in Control:  shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person (including the Corporation) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) after the Corporation has become a reporting Corporation under the Exchange Act, any Acquiring Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the then outstanding Voting Securities of the Corporation, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by that Person on the date hereof; or (iv) the Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(i)            Proceeding:  shall mean any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

(j)            Reviewing Party:  shall mean any appropriate Person permitted under the Florida Business Corporation Act to make a determination that indemnification of Indemnitee is proper under applicable law.

(k)           Subsidiary:  shall mean with respect to any Person, any corporation, or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

(l)            Voting Securities:  shall mean any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

2.            Basic Indemnification Arrangement.

(a)           In the event Indemnitee was or is a party to any Proceeding by reason of an Indemnifiable Event, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable (but in any event no later than 30 days) after written demand is presented to the Corporation, against any and all Expenses, judgments, fines, and penalties assessed against or incurred by Indemnitee on account of that Proceeding and any and all amounts paid by Indemnitee in settlement of that Proceeding (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) or with respect to that Proceeding.  If so requested by Indemnitee, the Corporation shall advance (within two business days after that request) any and all Expenses to Indemnitee (an “Expense Advance”).

(b)           Notwithstanding the foregoing, (i) the obligations of the Corporation under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Corporation to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that the Corporation receive from Indemnitee an undertaking by or on behalf of Indemnitee to repay the Expense Advance if Indemnitee is ultimately found not to be entitled to indemnification by the Corporation.  If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors of the Corporation.  If there has been a Change in Control, the Reviewing Party shall be advised by or shall be Independent Legal Counsel referred to in Section 3 hereof, if and as Indemnitee so requests.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the states of Texas or Florida having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Corporation hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.

3.            Change in Control.  The Corporation agrees that, if there is a Change in Control and if Indemnitee requests in writing that Independent Legal Counsel advise the Reviewing Party or be the Reviewing Party, then the Corporation shall not deny any indemnification payments that Indemnitee requests or demands under this Agreement or any other agreement or law now or hereafter in effect relating to Proceedings for Indemnifiable Events unless, with respect to a denied indemnification payment, Independent Legal Counsel has rendered its written opinion to the Corporation and Indemnitee that the Corporation would not be permitted under applicable law to pay Indemnitee such indemnification payment.  The Corporation agrees to pay the reasonable fees of Independent Legal Counsel referred to in this Section 3 and to indemnify fully Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or Independent Legal Counsel’s engagement pursuant hereto.

4.            Establishment of Trust.  In the event of a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Proceeding relating to an Indemnifiable Event, and any and all judgments, fines, penalties, and settlement amounts (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, and settlement amounts) of any and all Proceedings relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any situation in which Independent Legal Counsel referred to in Section 3 is involved.  The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (ii) the trustee of the Trust shall advance, within two business days after a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Corporation under Section 2(b) of this Agreement); (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above; (iv) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in the Trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement.  The trustee of the Trust shall be chosen by Indemnitee.  Nothing in this Section 4 shall relieve the Corporation of any of its obligations under this Agreement.

5.            Indemnification for Additional Expenses.  The Corporation shall indemnify Indemnitee against any and all cost and expenses (including attorneys’ and expert witnesses’ fees) and, if requested by Indemnitee, shall (within two business days after that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement or provision of the Corporation’s Articles of incorporation or Bylaws now or hereafter in effect relating to Proceedings for Indemnifiable Events or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, or insurance recovery, as the case may be.

6.            Partial Indemnity.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Proceeding but not, however, for the total amount thereof, the Corporation nevertheless shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

7.            Continuation After Completion of Employment. The indemnification and advancement of expenses provided by or granted pursuant to this Agreement or the Florida Business Corporation Act shall continue as to Indemnitee if Indemnitee ceases to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of Indemnitee.

8.            Contribution.

(a)           Contribution Payment.  To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was or is a party to any Proceeding by reason of an Indemnifiable Event, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of that Proceeding and any and all amounts paid in settlement of that Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted (“Contribution Amounts”) in such proportion as is appropriate to reflect the relative fault with respect to the Indemnifiable Event giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Corporation and any and all other parties (including officers and directors of the Corporation other than Indemnitee) who may be at fault with respect to such Indemnifiable Event (collectively, including the Corporation, the “Third Parties”) on the other hand, with the amount to be contributed by the Corporation pursuant to this Section 8(a) being, subject to Section 8(b), an amount equal to (i) the total Contribution Amounts assessed against or incurred or paid by Indemnitee minus (ii) the product of (A) the total Contribution Amounts assessed against or incurred or paid by Indemnitee and all Third Parties (“Total Contribution Amounts”) multiplied by (B) the relative fault of Indemnity (expressed as a percentage).  Notwithstanding the provisions of this Section 8, (x) the amounts to be contributed to Indemnitee may be adjusted as determined in good faith by the Reviewing Party as necessary to properly allocate Contribution Amounts to Indemnitee based on the relative fault of Indemnitee and (y) the total amount of contribution provided to Indemnitee pursuant to this Section 8 shall not exceed the actual Contribution Amounts assessed against or incurred or paid by Indemnitee and Indemnitee shall not be liable for or obligated to pay to any Third Party any contribution amounts solely as a result of this Section 8.

(b)           Effect of Prior Settlements.  If any Third Parties (“Settled Parties”) shall have settled Proceedings against them arising by reason of (or in part out of) the same Indemnifiable Event, then (i) if the Contribution Amounts assessed against or incurred or paid by Indemnitee take into account the relative fault of the Settled Parties, then the amount that the Corporation shall be obligated to contribute pursuant to Section 8(a) shall be an amount equal to the amount by which the Contribution Amounts assessed against or incurred or paid by Indemnitee exceeds the product of (A) the sum of Contribution Amounts assessed against or incurred or paid by all Third Parties other than the Settled Parties multiplied by (B) a fraction, the numerator of which is the relative fault of Indemnitee and the denominator of which shall be the sum of the relative faults of the Third Parties other than the Settled Parties plus the relative fault of Indemnitee, and (ii) if the Contribution Amounts assessed against Indemnitee take into account, in lieu of the relative fault of the Settled Parties, amounts actually paid by the Settled Parties in settlement of such Indemnifiable Event, then the amount that the Corporation shall be obligated to contribute pursuant to Section 8(a) shall be an amount equal to the amount by which the Contribution Amounts assessed against or incurred or paid by Indemnitee exceed the product of (A) the relative fault of Indemnitee, expressed as a percentage, multiplied by (B) the sum of the Contribution Amounts assessed against or incurred or paid by the Third Parties other than the Settled Parties plus the amounts so paid by the Settled Parties.

(c)           Relative Fault.  The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party (which shall include Independent Legal Counsel) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the applicable Indemnifiable Event and other relevant equitable considerations of each party.  The Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does to take account of the equitable considerations referred to in this Section 8(c).

9.            Burden of Proof.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement or to receive contribution pursuant to Section 8 of this Agreement, the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

10.          No Presumption.  For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or contribution is not permitted by applicable law.

11.          Action of Others.  The knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of the Corporation shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

12.          Indemnitee’s Individual Capacity.  The Corporation acknowledges that Indemnitee is undertaking to act as an officer or director of the Corporation at the request of the Corporation and solely in Indemnitee’s individual capacity and not in any capacity as a director, officer, member, partner, employee, trustee, or other representative of any other corporation, partnership, limited liability company, association, business trust, trust, or similar organization or entity.  The Corporation covenants and agrees to indemnify any such organization or entity from and against any and all judgments, fines, or penalties assessed against or incurred or paid by such organization or entity and any and all amounts paid in settlement (including all interest, attorneys’ and expert witnesses’ fees, and other charges paid or payable in connection with such judgments, fines, penalties, or amounts paid in settlement) with respect to any action or inaction taken in the course of Indemnitee’s duties as an officer or director of the Corporation.

13.          Non-exclusivity.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s Bylaws or Articles of incorporation or the Florida Business Corporation Act or otherwise.  To the extent that a change in the Florida Business Corporation Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s Bylaws or Articles of incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change.

14.          Liability Insurance.  Except as otherwise agreed to by the Corporation and Indemnitee in a written agreement, to the extent the Corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the Florida Business Corporation Act.

15.          Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of three years from the date of accrual of that cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that three-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

16.          Amendments.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

17.          Subrogation.  In the event of payment under this Agreement, the Corporation shall, subject to the conflicting rights of an insurer pursuant to any policy contemplated by Section 14 hereof, be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including the execution of the documents necessary to enable the Corporation effectively to bring suit to enforce those rights.

18.          No Duplication of Payments.  The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Corporation’s Articles of incorporation or Bylaws, or otherwise) of the amounts otherwise indemnifiable or entitled to be recovered by contribution hereunder.

19.          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs, and personal and legal representatives.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Corporation or another enterprise at the Corporation’s request.

20.          Severability.  If any provision of this Agreement, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

21.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

22.          Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

23.          Notices.  Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice.  Receipt of a notice by an officer of the Corporation shall be deemed receipt of such notice by the Corporation.

24.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

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EXECUTED this ___ day of ___________, 2009.

SSGI, INC.

By:
Ryan Seddon, President

INDEMNITEE: